Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE COMPLETES FIRST PHASE OF ITS REPOSITIONING PLAN AS

COMPANY MOVES 136 FACILITIES TO DISCONTINUED OPERATIONS IN 2013,

INCLUDING 59 IN RECENT AGREEMENT WITH VENTAS

COMPANY REPORTS THIRD QUARTER CONTINUING OPERATIONS DILUTED EPS OF $0.05

EXCLUDING CERTAIN ITEMS

REPORTED CONTINUING OPERATIONS LOSS TOTALED $0.39 PER DILUTED SHARE

New 2013 Core Continuing Operations EPS Expected to Range from

$0.78 to $0.88 Before Redeployment of Capital

Company Raises Estimated 2013 Free Cash Flows to $120 Million from $90 Million as Redeployment Strategy

Advances with Announcement of Home Health and Real Estate Acquisitions

2014 Continuing Operations EPS Expected to Range from $1.05 to $1.25

2014 EPS Estimate Includes $0.15 Incremental Rent Charge Related to Recent Ventas Agreement

Preliminary 2014 Free Cash Flows Estimated at $110 Million after Full-Year Cash Dividend

LOUISVILLE, Ky. (November 5, 2013) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2013. In connection with its previously announced repositioning plan, during the third quarter of 2013, the Company sold 15 hospitals and eight skilled nursing facilities for $227 million in cash and executed an agreement with Ventas, Inc. (“Ventas”) (NYSE:VTR) to exit 59 skilled nursing facilities and close another facility. In addition, during the first half of 2013, the Company successfully exited 54 skilled nursing facilities previously leased from Ventas. Except for the facility to be closed, the Company has reclassified the operations of these facilities (136 in number and approximately $1.3 billion in annualized revenues) as discontinued for all periods presented. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Highlights:

•	Consolidated revenues declined 2% to $1.2 billion

— Federal sequestration cuts of 2% reduced revenues by approximately $13 million in the quarter

•	Volume softness in hospital and nursing center divisions dampened overall third quarter results

•	Free cash flows (operating cash flows in excess of routine and development capital spending and dividends) excluding certain items, surged to $85 million in the quarter, while year-to-date results totaled $135 million

•	Board of Directors declared quarterly cash dividend of $0.12 per share

•	Available borrowing capacity under the Company’s revolving credit facility grew to nearly $600 million at September 30, 2013

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680 South Fourth Street Louisville, Kentucky 40202

502.596.7300 www.kindredhealthcare.com

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

Recent Ventas Agreement and Announced Home Health and Real Estate Acquisitions Accelerate Company’s Growth and Repositioning Plan

Ventas Agreement

Paul J. Diaz, Chief Executive Officer of the Company, remarked, “Having successfully executed a favorable agreement with Ventas at the end of the third quarter, we have now established a level of certainty within the Ventas relationship that we have never before attained and we are pleased to be moving forward at an accelerated pace with our previously announced repositioning plan. Since the beginning of the year, we have essentially disposed of 136 non-strategic, and in many cases, unprofitable facilities and we are confident that our strategic disposition work will be completed in advance of our previous timeline. More importantly, as we look to the future, our divestiture activities will eliminate substantial rent obligations and provide a significant amount of capital which we intend to redeploy in home health and other strategic acquisitions in our Integrated Care Markets that will create a more valuable enterprise for our patients, employees and shareholders in 2014 and beyond.”

As previously announced, the Company entered into an agreement with Ventas on September 30, 2013, in which the Company renewed certain existing leases covering 22 transitional care (“TC”) hospitals and 26 skilled nursing facilities. In connection with the renewal of certain of these facilities, the Company agreed to pay additional annual rents aggregating $15 million beginning October 1, 2014. For accounting purposes, the Company is required to record the additional rents over the new lease term on a straight-line basis beginning on October 1, 2013, the effective date of the agreement. As a result, the Company will record incremental rent expense aggregating approximately $5 million ($0.05 per diluted share) in the fourth quarter of 2013 and approximately $13 million ($0.15 per diluted share) during the first nine months of fiscal 2014. Cash payments for the additional annual rent will not begin until October 1, 2014.

The agreement with Ventas also provided for the Company’s exit from 59 skilled nursing facilities and the closure of another facility. Under the terms of the agreement, the lease term for these facilities will expire on September 30, 2014. For accounting purposes, the Company classified the 59 skilled nursing facilities as assets held for sale and reflected the related operating results as discontinued operations in the accompanying condensed consolidated statement of operations for all historical periods. The facility scheduled for closure will be reflected as a discontinued operation upon completion of the closure process.

Under the terms of the agreement, the Company paid $20 million ($12 million net of income taxes) to Ventas on October 1, 2013 in exchange for the early termination of certain leases. In addition, the Company recorded an asset impairment charge of $8 million ($5 million net of income taxes) related to leasehold improvements in the early terminated leases. These charges were recorded in discontinued operations in the third quarter of 2013 in the accompanying condensed consolidated statement of operations.

Recent Acquisition Announcements

Earlier this week, the Company announced a definitive agreement to acquire Senior Home Care, Inc. (“Senior Home Care”), one of the largest home health providers in Florida and Louisiana with annualized revenues of approximately $143 million. The Company expects that the Senior Home Care acquisition will increase 2014 earnings by $0.07 to $0.09 per diluted share.

Mr. Diaz noted, “This transaction is another important example of how we are redeploying assets from our divestiture process and repositioning Kindred with a focus on our Integrated Care Markets and our Care Management Division, including Kindred at Home.”

In addition to the Senior Home Care acquisition, the Company also announced this week that it intends to acquire nine skilled nursing facilities that it currently leases from HCP, Inc. (NYSE:HCP) and its affiliates (“HCP”) for approximately $83 million. The annual lease payments for these facilities approximate $9 million. Kindred anticipates that the transaction with HCP will increase 2014 earnings by approximately $0.04 per diluted share.

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

Mr. Diaz noted, “Purchasing the real estate of these skilled nursing facilities is an important step as we continue to reduce our lease obligations, our most expensive debt, and improve the Company’s capital structure and earnings going forward.”

Third Quarter Results

Continuing Operations

Consolidated revenues for the third quarter ended September 30, 2013 declined 2% to $1.2 billion compared to $1.23 billion in the third quarter last year. The Company reported a loss from continuing operations for the third quarter of 2013 of $20.4 million or $0.39 per diluted share compared to income of $6.8 million or $0.13 per diluted share in the third quarter last year.

Third quarter 2013 operating results included pretax charges of approximately $33 million related to (1) changes in estimates related to pending litigation, (2) costs associated with the closure of a hospital and a home health location, (3) costs associated with certain severance and retirement benefits, (4) charges associated with the modification of certain of the Company’s senior debt, and (5) transaction-related costs. These items reduced income from continuing operations by $23.2 million or $0.44 per diluted share.

Third quarter 2012 operating results included certain charges that reduced income from continuing operations by $1.0 million or $0.02 per diluted share.

Mr. Diaz noted, “Our adjusted third quarter results, while soft, should be viewed in the context of the seasonal volume weakness and this extraordinarily busy period of repositioning activities related to the disposition of non-strategic assets that we have previously discussed with investors. Importantly, we also believe that investors should note the very strong free cash flows being generated by the Company that will enable us to continue to invest in future growth and support our recurring cash dividend to shareholders.”

Mr. Diaz continued, “I have great confidence in our repositioning plan and our “Continue the Care” strategy and we are well on our way in the creation of a company focused on our Integrated Care Markets, our new Care Management Division and Kindred at Home and the many benefits associated with the new business profile of Kindred. In particular, we are moving toward a path to profitability in a smaller, higher acuity, and more market-focused skilled nursing facility business. Additionally, we will improve our home health and hospice operations by investing significant resources to bring together numerous acquisitions and execute on a more standardized operating model. And finally, our hospital and RehabCare divisions continue to perform in line with our expectations so far this year despite significant regulatory headwinds in each of these businesses.”

Discontinued Operations

As previously discussed, in connection with the Company’s long-range plans to reposition its businesses and enhance its Integrated Care Market strategy, the Company has effected various transactions and entered into certain agreements to significantly change its business mix, operating profile and future business prospects during fiscal 2013. During the first nine months of 2013, the Company has exited, sold or agreed to exit 136 facilities (14 TC hospitals, one inpatient rehabilitation hospital (“IRF”) and 121 skilled nursing facilities with annualized revenues approximating $1.3 billion). For accounting purposes, the historical operating results of these businesses have been classified as discontinued operations in the Company’s accompanying condensed consolidated statement of operations for all historical periods.

During the first half of 2013, in connection with a previously executed agreement, the Company exited 54 skilled nursing facilities previously leased from Ventas. No cash consideration was paid by the Company in connection with this divestiture.

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

In addition to the previously discussed September agreement with Ventas, the Company sold 15 hospitals and eight skilled nursing facilities for $227 million in cash in the third quarter of 2013. Proceeds from these transactions were used to reduce the Company’s borrowings under its revolving credit facility. As previously announced, the Company recorded a significant loss from these sales primarily due to the write-off of a portion of the goodwill and intangible assets recorded in its hospital division. As a result, the loss on divestiture of discontinued operations included in the accompanying condensed consolidated statement of operations reflects a pretax loss of approximately $78 million ($64 million net of income taxes) in the third quarter of 2013 and $96 million ($75 million net of income taxes) for the nine months ended September 30, 2013 associated with these divestitures.

Earnings Guidance – Continuing Operations

The Company’s previously issued earnings guidance for continuing operations reflected the exit from 54 skilled nursing facilities previously leased from Ventas completed in the first half of 2013. However, the earnings guidance did not reflect the impact of (1) the sale of 15 hospitals and eight skilled nursing facilities or (2) the recent agreement with Ventas to exit 59 skilled nursing facilities and close another facility, both of which were completed in the third quarter of 2013.

As a result, the Company has revised its earnings guidance for 2013 to reflect the discontinued operations reclassifications recorded during the third quarter of 2013.

The guidance for earnings and cash flows excludes the effect of (1) a one-time employee bonus distributed in the first quarter of 2013, (2) changes in estimates related to pending litigation, (3) the early lease termination payment to Ventas, (4) costs associated with the closure of a hospital and a home health location, (5) costs associated with certain severance and retirement benefits, (6) any transaction-related costs, (7) charges associated with the modification of certain of the Company’s senior debt, (8) any other reimbursement changes, (9) any further acquisitions or divestitures (unless otherwise noted), (10) any impairment charges, and (11) any repurchases of common stock. A schedule detailing the financial impact of certain of these items is included elsewhere in this press release.

Revised 2013 Continuing Operations Earnings Guidance

The Company expects consolidated revenues for 2013 to approximate $4.9 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $657 million to $665 million. Rent expense is expected to approximate $323 million, while depreciation and amortization should approximate $159 million. Net interest expense is expected to approximate $103 million. The Company expects to report income from continuing operations for 2013 between $42 million to $47 million or $0.78 to $0.88 per diluted share (based upon diluted shares of 52.3 million). The Company’s previously issued 2013 guidance for diluted earnings per share ranged from $1.10 to $1.30.

The following table highlights the significant factors impacting the revised 2013 continuing operations earnings guidance:

	Low	High
Continuing operations diluted earnings per share range as of August 5, 2013	$1.10	$1.30

Estimated full-year impact of discontinued operations reclassification recorded in the third quarter of 2013 (including 23 facilities sold for cash and 59 Ventas facilities to be exited by September 30, 2014)	(0.25)	(0.25)
Incremental Ventas rent expense associated with renewal of certain leased facilities	(0.05)	(0.05)
Other changes in estimates related to ongoing operations	(0.02)	(0.12)

Continuing operations diluted earnings per share range as of November 5, 2013	$0.78	$0.88

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

The Company expects diluted earnings per share from continuing operations to range from $0.10 to $0.20 in the fourth quarter of 2013. Management’s estimate includes the previously discussed incremental rent charge in connection with the Ventas agreement that will reduce fourth quarter earnings by approximately $0.05 per diluted share.

Preliminary 2014 Coninuing Operations Earnings Guidance

The Company also announced its preliminary earnings guidance for 2014. Consolidated revenues are expected to approximate $5.1 billion. Operating income should range from $726 million to $744 million, while rent expense is expected to approximate $339 million. Depreciation and amortization should approximate $165 million and net interest expense is expected to approximate $106 million. The Company expects to report income from continuing operations for 2014 between $58 million to $69 million or $1.05 to $1.25 per diluted share (based upon diluted shares of 53.2 million).

The Company’s 2014 earnings per share guidance includes the estimated impact of the previously announced transactions with Senior Home Care and HCP as well as $0.05 to $0.10 for the estimated impact of other acquisitions that the Company expects to complete in 2014.

The following table summarizes the Company’s 2014 preliminary earnings guidance:

	As of November 5, 2013
	Low	High
Operating income	$726	$744

Rent	339	339
Depreciation and amortization	165	165
Interest, net	106	106

Income from continuing operations before income taxes	116	134
Provision for income taxes	46	53

Income from continuing operations	70	81
Earnings attributable to noncontrolling interests	(12)	(12)

Income from continuing operations attributable to the Company	58	69
Allocation to participating unvested restricted stockholders	(2)	(2)

Available to common stockholders	$56	$67

Earnings per diluted share	$1.05	$1.25
Shares used in computing earnings per diluted share	53.2	53.2

Cash Flow Guidance

The Company significantly raised its operating cash flow guidance for 2013 and also announced its preliminary cash flow guidance for fiscal 2014. The following table summarizes the Company’s cash flow estimates:

	As of November 5, 2013				As of August 5, 2013
	2013		2014		2013
	Low	High	Low	High	Low	High
Operating cash flows	$250	$260	$255	$265	$235	$255
Routine capital expenditures	105	115	100	110	112	122

Adjusted cash flows	145	145	155	155	123	133
Development capital expenditures	12	12	19	19	20	30
Payment of cash dividends	13	13	26	26	13	13

Free cash flows	$120	$120	$110	$110	$90	$90

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

Management Commentary

Commenting further on the Company’s liquidity and strategic plan, Mr. Diaz noted, “Our revised 2013 guidance reflects the impact of the divestiture portion of our repositioning plan. While initially dilutive, we have created significant levels of free cash flows and enhanced our overall financial strength and liquidity, which will now fuel substantial growth as we look to 2014 and beyond. Notably during this phase, we have:

•	raised our 2013 free cash flow guidance to $120 million from $90 million

•	announced our estimated 2014 free cash flow guidance (including a full-year of cash dividends) at $110 million; and

•	increased to nearly $600 million the availability under our revolving credit facility, the highest level in our history.

We are excited to be moving into the growth and capital redeployment phase of our strategic plan. Earlier this week, we announced definitive agreements to:

•	acquire Senior Home Care, a premier home health provider with $143 million of annualized revenues and 47 locations in Florida and Louisiana, for $95 million; and

•	acquire the real estate for nine of our leased skilled nursing facilities for approximately $83 million.

We believe that these transactions will add meaningfully to our 2014 earnings and beyond. In addition, we plan to aggressively pursue other Integrated Care Market acquisition opportunities that should significantly increase our core earnings over time and provide for stronger earnings growth rates going forward.”

Quarterly Cash Dividend

The Company also announced that its Board of Directors has approved the payment of the regular quarterly cash dividend to its shareholders of $0.12 per common share to be paid on December 9, 2013 to shareholders of record as of the close of business on November 18, 2013. Future declarations of quarterly dividends will be subject to the approval of Kindred’s Board of Directors.

Webcast of Conference Call and Additional Presentation Materials

As previously announced, investors and the general public can access a live webcast of the third quarter 2013 conference call through a link on the Company’s website at www.kindredhealthcare.com or by clicking here. The conference call webcast will feature related presentation materials that will be discussed during the call to be held on November 6 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 12:00 p.m. on November 6 by dialing (719) 457-0820, access code: 9286759. The replay will be available through November 16.

The additional presentation materials are available by clicking here. These materials are also available in the Investor Relations section on the Company’s website.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”)) which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. An automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013, (e) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by 50% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (f) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, IRFs and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (g) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (h) the ability of the Company’s hospitals to adjust to potential LTAC certification and medical necessity reviews, (i) the costs of defending and insuring against alleged professional liability and other claims (including those related to pending whistleblower and wage and hour class action lawsuits against the Company) and the Company’s ability to predict the estimated costs and reserves related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (j) the impact of the Company’s significant level of indebtedness on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings,

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

(k) the Company’s ability to successfully redeploy its capital and proceeds of asset sales in pursuit of its business strategy and pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (l) the Company’s ability to pay a dividend as, when and if declared by the Board of Directors, in compliance with applicable laws and the Company’s debt and other contractual arrangements, (m) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (n) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (o) the Company’s ability to meet its rental and debt service obligations, (p) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, (q) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (r) the Company’s ability to control costs, particularly labor and employee benefit costs, (s) the Company’s ability to successfully reduce or mitigate (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (t) the Company’s obligations under various laws to self-report suspected violations of law by the Company to various government agencies, including any associated obligation to refund overpayments to government payors, fines and other sanctions, (u) the potential for diversion of management time and resources in seeking to transfer the operations of 60 non-strategic nursing centers currently leased from Ventas (v) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (w) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (x) the Company’s ability to attract and retain key executives and other healthcare personnel, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2012 and 2011, (aa) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (bb) the Company’s ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and nine months ended September 30, 2013 and 2012 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company discusses the financial measure of free cash flows excluding certain items. The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Free cash flows excluding certain items should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of net cash flows provided by operating activities to free cash flows excluding certain items is included in this press release.

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $5 billion and approximately 62,000 employees in 46 states. At September 30, 2013, Kindred through its subsidiaries provided healthcare services in 2,146 locations, including 102 transitional care hospitals, five inpatient rehabilitation hospitals, 102 nursing centers, 21 sub-acute units, 105 Kindred at Home hospice, home health and non-medical home care locations, 99 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,712 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for five years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues	$1,198,473	$1,226,159	$3,705,456	$3,725,151

Income (loss) from continuing operations	$(19,619)	$6,828	$1,236	$31,541
Discontinued operations, net of income taxes:
Income (loss) from operations	(21,609)	3,059	(24,287)	13,777
Loss on divestiture of operations	(65,016)	(2,280)	(77,893)	(3,806)

Income (loss) from discontinued operations	(86,625)	779	(102,180)	9,971

Net income (loss)	(106,244)	7,607	(100,944)	41,512
Earnings attributable to noncontrolling interests	(754)	(41)	(1,252)	(253)

Income (loss) attributable to Kindred	$(106,998)	$7,566	$(102,196)	$41,259

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(20,373)	$6,787	$(16)	$31,288
Income (loss) from discontinued operations	(86,625)	779	(102,180)	9,971

Net income (loss)	$(106,998)	$7,566	$(102,196)	$41,259

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.39)	$0.13	$—	$0.59
Discontinued operations:
Income (loss) from operations	(0.41)	0.05	(0.47)	0.26
Loss on divestiture of operations	(1.24)	(0.04)	(1.49)	(0.07)

Income (loss) from discontinued operations	(1.65)	0.01	(1.96)	0.19

Net income (loss)	$(2.04)	$0.14	$(1.96)	$0.78

Diluted:
Income (loss) from continuing operations	$(0.39)	$0.13	$—	$0.59
Discontinued operations:
Income (loss) from operations	(0.41)	0.05	(0.47)	0.26
Loss on divestiture of operations	(1.24)	(0.04)	(1.49)	(0.07)

Income (loss) from discontinued operations	(1.65)	0.01	(1.96)	0.19

Net income (loss)	$(2.04)	$0.14	$(1.96)	$0.78

Shares used in computing earnings (loss) per common share:
Basic	52,323	51,676	52,218	51,648
Diluted	52,323	51,709	52,218	51,675

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues	$1,198,473	$1,226,159	$3,705,456	$3,725,151

Salaries, wages and benefits	733,605	754,761	2,264,525	2,282,803
Supplies	81,812	85,129	251,672	261,586
Rent	79,269	79,312	238,115	234,445
Other operating expenses	269,927	230,076	745,556	699,692
Other (income) expense	52	(3,178)	(983)	(9,479)
Impairment charges	441	406	1,085	1,015
Depreciation and amortization	37,591	41,304	119,872	121,429
Interest expense	25,633	26,663	82,888	79,946
Investment income	(1,235)	(212)	(2,798)	(753)

	1,227,095	1,214,261	3,699,932	3,670,684

Income (loss) from continuing operations before income taxes	(28,622)	11,898	5,524	54,467
Provision (benefit) for income taxes	(9,003)	5,070	4,288	22,926

Income (loss) from continuing operations	(19,619)	6,828	1,236	31,541
Discontinued operations, net of income taxes:
Income (loss) from operations	(21,609)	3,059	(24,287)	13,777
Loss on divestiture of operations	(65,016)	(2,280)	(77,893)	(3,806)

Income (loss) from discontinued operations	(86,625)	779	(102,180)	9,971

Net income (loss)	(106,244)	7,607	(100,944)	41,512
Earnings attributable to noncontrolling interests	(754)	(41)	(1,252)	(253)

Income (loss) attributable to Kindred	$(106,998)	$7,566	$(102,196)	$41,259

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(20,373)	$6,787	$(16)	$31,288
Income (loss) from discontinued operations	(86,625)	779	(102,180)	9,971

Net income (loss)	$(106,998)	$7,566	$(102,196)	$41,259

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.39)	$0.13	$—	$0.59
Discontinued operations:
Income (loss) from operations	(0.41)	0.05	(0.47)	0.26
Loss on divestiture of operations	(1.24)	(0.04)	(1.49)	(0.07)

Income (loss) from discontinued operations	(1.65)	0.01	(1.96)	0.19

Net income (loss)	$(2.04)	$0.14	$(1.96)	$0.78

Diluted:
Income (loss) from continuing operations	$(0.39)	$0.13	$—	$0.59
Discontinued operations:
Income (loss) from operations	(0.41)	0.05	(0.47)	0.26
Loss on divestiture of operations	(1.24)	(0.04)	(1.49)	(0.07)

Income (loss) from discontinued operations	(1.65)	0.01	(1.96)	0.19

Net income (loss)	$(2.04)	$0.14	$(1.96)	$0.78

Shares used in computing earnings (loss) per common share:
Basic	52,323	51,676	52,218	51,648
Diluted	52,323	51,709	52,218	51,675

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$44,579	$50,007
Cash—restricted	3,953	5,197
Insurance subsidiary investments	93,686	86,168
Accounts receivable less allowance for loss	929,931	1,038,605
Inventories	26,291	32,021
Deferred tax assets	16,543	12,663
Income taxes	43,309	13,573
Other	40,032	35,532

	1,198,324	1,273,766
Property and equipment	1,862,049	2,226,903
Accumulated depreciation	(997,057)	(1,083,777)

	864,992	1,143,126
Goodwill	976,611	1,041,266
Intangible assets less accumulated amortization	405,771	439,767
Assets held for sale	22,092	4,131
Insurance subsidiary investments	149,916	116,424
Deferred tax assets	6,250	—
Other	240,653	219,466

Total assets	$3,864,609	$4,237,946

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$169,217	$210,668
Salaries, wages and other compensation	354,016	389,009
Due to third party payors	52,134	35,420
Professional liability risks	59,439	54,088
Other accrued liabilities	184,781	137,204
Long-term debt due within one year	8,225	8,942

	827,812	835,331
Long-term debt	1,382,385	1,648,706
Professional liability risks	246,482	236,630
Deferred tax liabilities	—	9,764
Deferred credits and other liabilities	220,202	214,671
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 54,149 shares—September 30, 2013 and 53,280 shares—December 31, 2012	13,537	13,320
Capital in excess of par value	1,149,521	1,145,922
Accumulated other comprehensive loss	(1,632)	(1,882)
Retained earnings (deficit)	(10,275)	98,799

	1,151,151	1,256,159
Noncontrolling interests	36,577	36,685

Total equity	1,187,728	1,292,844

Total liabilities and equity	$3,864,609	$4,237,946

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$(106,244)	$7,607	$(100,944)	$41,512
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	42,831	50,600	142,745	149,092
Amortization of stock-based compensation costs	1,553	3,132	7,641	8,011
Amortization of deferred financing costs	2,509	2,375	9,529	7,091
Payment of lender fees related to senior debt modifications	(4,589)	—	(6,189)	—
Provision for doubtful accounts	13,152	9,117	34,489	22,654
Deferred income taxes	2,336	(1,235)	(22,985)	(18,140)
Impairment charges	8,995	708	10,077	1,904
Loss on divestiture of discontinued operations	65,016	2,280	77,893	3,806
Other	6,316	786	5,452	2,753
Change in operating assets and liabilities:
Accounts receivable	45,862	13,175	26,745	(67,913)
Inventories and other assets	3,467	(5,490)	67	(20,897)
Accounts payable	(12,901)	5,281	(31,979)	(7,252)
Income taxes	(27,969)	7,588	(5,269)	39,285
Due to third party payors	25,931	12,627	16,716	1,688
Other accrued liabilities	44,485	32,938	25,229	27,493

Net cash provided by operating activities	110,750	141,489	189,217	191,087

Cash flows from investing activities:
Routine capital expenditures	(23,152)	(25,939)	(62,952)	(76,804)
Development capital expenditures	(3,235)	(15,177)	(10,709)	(38,175)
Acquisitions, net of cash acquired	(12,173)	(71,440)	(39,106)	(139,308)
Acquisition deposit	(14,675)	—	(14,675)	—
Sale of assets	236,397	—	248,700	1,110
Purchase of insurance subsidiary investments	(7,765)	(9,692)	(30,360)	(30,890)
Sale of insurance subsidiary investments	9,899	8,063	35,427	30,073
Net change in insurance subsidiary cash and cash equivalents	(1,416)	(685)	(44,294)	(15,171)
Change in other investments	(140)	1,003	218	1,454
Other	79	(25)	(142)	(1,029)

Net cash provided by (used in) investing activities	183,819	(113,892)	82,107	(268,740)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	238,900	364,600	1,100,300	1,329,300
Repayment of borrowings under revolving credit	(519,200)	(390,400)	(1,363,600)	(1,244,900)
Repayment of other long-term debt	(92)	(2,665)	(4,818)	(7,976)
Payment of deferred financing costs	(683)	(288)	(1,340)	(601)
Contribution made by noncontrolling interests	—	—	—	200
Distribution made to noncontrolling interests	(118)	—	(1,628)	(3,521)
Purchase of noncontrolling interests	—	(715)	—	(715)
Issuance of common stock	222	—	429	—
Dividends paid	(6,499)	—	(6,499)	—
Other	53	—	404	—

Net cash provided by (used in) financing activities	(287,417)	(29,468)	(276,752)	71,787

Change in cash and cash equivalents	7,152	(1,871)	(5,428)	(5,866)
Cash and cash equivalents at beginning of period	37,427	37,566	50,007	41,561

Cash and cash equivalents at end of period	$44,579	$35,695	$44,579	$35,695

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$1,269,884	$1,229,108	$1,226,159	$1,247,549	$1,288,867	$1,218,116	$1,198,473

Salaries, wages and benefits	780,050	747,992	754,761	761,494	799,519	731,401	733,605
Supplies	89,805	86,652	85,129	85,535	86,835	83,025	81,812
Rent	76,947	78,186	79,312	79,047	78,982	79,864	79,269
Other operating expenses	233,198	236,418	230,076	227,873	239,402	236,227	269,927
Other (income) expense	(3,136)	(3,165)	(3,178)	(3,181)	(1,009)	(26)	52
Impairment charges	498	111	406	108,127	187	457	441
Depreciation and amortization	39,470	40,655	41,304	42,623	42,650	39,631	37,591
Interest expense	26,570	26,713	26,663	27,929	28,171	29,084	25,633
Investment income	(283)	(258)	(212)	(246)	(88)	(1,475)	(1,235)

	1,243,119	1,213,304	1,214,261	1,329,201	1,274,649	1,198,188	1,227,095

Income (loss) from continuing operations before income taxes	26,765	15,804	11,898	(81,652)	14,218	19,928	(28,622)
Provision (benefit) for income taxes	11,039	6,817	5,070	2,870	5,264	8,027	(9,003)

Income (loss) from continuing operations	15,726	8,987	6,828	(84,522)	8,954	11,901	(19,619)
Discontinued operations, net of income taxes:
Income (loss) from operations	4,086	6,632	3,059	4,625	(3,456)	778	(21,609)
Loss on divestiture of operations	(1,170)	(356)	(2,280)	(939)	(2,025)	(10,852)	(65,016)

Income (loss) from discontinued operations	2,916	6,276	779	3,686	(5,481)	(10,074)	(86,625)

Net income (loss)	18,642	15,263	7,607	(80,836)	3,473	1,827	(106,244)
(Earnings) loss attributable to noncontrolling interests	(451)	239	(41)	(790)	(416)	(82)	(754)

Income (loss) attributable to Kindred	$18,191	$15,502	$7,566	$(81,626)	$3,057	$1,745	$(106,998)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$15,275	$9,226	$6,787	$(85,312)	$8,538	$11,819	$(20,373)
Income (loss) from discontinued operations	2,916	6,276	779	3,686	(5,481)	(10,074)	(86,625)

Net income (loss)	$18,191	$15,502	$7,566	$(81,626)	$3,057	$1,745	$(106,998)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.29	$0.17	$0.13	$(1.65)	$0.16	$0.22	$(0.39)
Discontinued operations:
Income (loss) from operations	0.08	0.13	0.05	0.09	(0.06)	0.01	(0.41)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.04)	(0.20)	(1.24)

Income (loss) from discontinued operations	0.06	0.12	0.01	0.07	(0.10)	(0.19)	(1.65)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$0.06	$0.03	$(2.04)

Diluted:
Income (loss) from continuing operations	$0.29	$0.17	$0.13	$(1.65)	$0.16	$0.22	$(0.39)
Discontinued operations:
Income (loss) from operations	0.08	0.13	0.05	0.09	(0.06)	0.01	(0.41)
Loss on divestiture of operations	(0.02)	(0.01)	(0.04)	(0.02)	(0.04)	(0.20)	(1.24)

Income (loss) from discontinued operations	0.06	0.12	0.01	0.07	(0.10)	(0.19)	(1.65)

Net income (loss)	$0.35	$0.29	$0.14	$(1.58)	$0.06	$0.03	$(2.04)

Shares used in computing earnings (loss) per common share:
Basic	51,603	51,664	51,676	51,692	52,062	52,265	52,323
Diluted	51,638	51,675	51,709	51,692	52,083	52,284	52,323

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$683,068	$648,152	$636,463	$647,794	$677,246	$623,877	$608,506
Nursing center division	285,032	279,353	282,223	283,451	283,771	278,191	277,668
Rehabilitation division:
Skilled nursing rehabilitation services	253,595	253,181	252,201	244,558	257,585	248,331	243,968
Hospital rehabilitation services	74,369	73,402	71,899	73,910	74,523	69,777	68,296

	327,964	326,583	324,100	318,468	332,108	318,108	312,264

Home health and hospice division	28,432	28,872	35,943	50,093	51,621	53,039	53,801

	1,324,496	1,282,960	1,278,729	1,299,806	1,344,746	1,273,215	1,252,239
Eliminations:
Skilled nursing rehabilitation services	(28,953)	(28,481)	(27,805)	(26,788)	(30,161)	(30,122)	(29,414)
Hospital rehabilitation services	(25,023)	(24,496)	(23,904)	(24,463)	(24,505)	(23,976)	(23,191)
Nursing centers	(636)	(875)	(861)	(1,006)	(1,213)	(1,001)	(1,161)

	(54,612)	(53,852)	(52,570)	(52,257)	(55,879)	(55,099)	(53,766)

	$1,269,884	$1,229,108	$1,226,159	$1,247,549	$1,288,867	$1,218,116	$1,198,473

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$151,491	$131,933	$130,798	$146,649	$149,644	$131,958	$112,290	(a)
Nursing center division	32,810	35,030	37,865	31,276	28,519	35,381	30,304
Rehabilitation division:
Skilled nursing rehabilitation services	10,904	19,519	16,996	21,074	12,074	20,307	(8,571	)(b)
Hospital rehabilitation services	16,116	17,860	16,977	18,792	18,132	19,573	18,215	(c)

	27,020	37,379	33,973	39,866	30,206	39,880	9,644

Home health and hospice division	2,341	2,789	3,645	4,933	2,786	3,961	1,085	(d)
Corporate:
Overhead	(42,728)	(44,723)	(45,883)	(45,729)	(45,582)	(43,199)	(39,151	)(e)
Insurance subsidiary	(482)	(600)	(545)	(500)	(509)	(384)	(482)

	(43,210)	(45,323)	(46,428)	(46,229)	(46,091)	(43,583)	(39,633)
Impairment charges	(498)	(111)	(406)	(108,127)	(187)	(457)	(441)
Transaction costs	(485)	(597)	(482)	(667)	(944)	(108)	(613)

Operating income	169,469	161,100	158,965	67,701	163,933	167,032	112,636
Rent	(76,947)	(78,186)	(79,312)	(79,047)	(78,982)	(79,864)	(79,269)
Depreciation and amortization	(39,470)	(40,655)	(41,304)	(42,623)	(42,650)	(39,631)	(37,591)
Interest, net	(26,287)	(26,455)	(26,451)	(27,683)	(28,083)	(27,609)	(24,398	)(f)

Income (loss) from continuing operations before income taxes	26,765	15,804	11,898	(81,652)	14,218	19,928	(28,622)
Provision (benefit) for income taxes	11,039	6,817	5,070	2,870	5,264	8,027	(9,003)

	$15,726	$8,987	$6,828	$(84,522)	$8,954	$11,901	$(19,619)

(a)	Includes costs of $5.5 million in connection with the closing of a TC hospital and a litigation charge of $0.7 million.
(b)	Includes $23.1 million of litigation charges.
(c)	Includes $0.3 million of severance and retirement costs.
(d)	Includes $0.6 million of severance and retirement costs and $0.5 million of costs associated with closing a home health location.
(e)	Includes $1.0 million of severance and retirement costs and $0.5 million of fees associated with the modification of certain of the Company’s senior debt.
(f)	Includes $0.1 million of charges associated with the modification of certain of the Company’s senior debt.

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Three months ended September 30, 2013
			Rehabilitation division			Home
	Hospital	Nursing center	Skilled nursing	Hospital		health and		Transaction- related
	division (a)	division	services (b)	services (c)	Total	hospice (d)	Corporate (e)	costs	Eliminations	Consolidated
Revenues	$608,506	$277,668	$243,968	$68,296	$312,264	$53,801	$—	$—	$(53,766)	$1,198,473

Salaries, wages and benefits	269,295	134,068	220,267	45,872	266,139	43,184	21,022	—	(103)	733,605
Supplies	65,351	13,155	750	28	778	2,277	251	—	—	81,812
Rent	50,929	25,450	1,123	19	1,142	1,193	555	—	—	79,269
Other operating expenses	161,568	100,321	31,342	4,150	35,492	7,237	18,359	613	(53,663)	269,927
Other (income) expense	2	(180)	180	31	211	18	1	—	—	52
Impairment charges	418	23	—	—	—	—	—	—	—	441
Depreciation and amortization	17,483	6,830	2,461	2,281	4,742	1,638	6,898	—	—	37,591
Interest expense	203	13	63	—	63	6	25,348	—	—	25,633
Investment income	(8)	(19)	(50)	—	(50)	—	(1,158)	—	—	(1,235)

	565,241	279,661	256,136	52,381	308,517	55,553	71,276	613	(53,766)	1,227,095

Income (loss) from continuing operations before income taxes	$43,265	$(1,993)	$(12,168)	$15,915	$3,747	$(1,752)	$(71,276)	$(613)	$—	(28,622)

Income tax benefit										(9,003)

Loss from continuing operations										$(19,619)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$6,421	$5,584	$860	$31	$891	$522	$9,734	$—	$—	$23,152
Development	3,235	—	—	—	—	—	—	—	—	3,235

	$9,656	$5,584	$860	$31	$891	$522	$9,734	$—	$—	$26,387

	Three months ended September 30, 2012
			Rehabilitation division			Home
	Hospital	Nursing center	Skilled nursing	Hospital		health and		Transaction- related
	division (f)	division	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$636,463	$282,223	$252,201	$71,899	$324,100	$35,943	$—	$—	$(52,570)	$1,226,159

Salaries, wages and benefits	283,611	138,153	224,283	50,724	275,007	26,332	32,008	(350)	—	754,761
Supplies	67,820	14,831	704	33	737	1,557	184	—	—	85,129
Rent	52,197	24,300	1,356	2	1,358	805	652	—	—	79,312
Other operating expenses	154,286	91,769	10,216	4,165	14,381	4,409	16,969	832	(52,570)	230,076
Other (income) expense	(52)	(395)	2	—	2	—	(2,733)	—	—	(3,178)
Impairment charges	284	122	—	—	—	—	—	—	—	406
Depreciation and amortization	20,060	7,298	2,811	2,328	5,139	1,137	7,670	—	—	41,304
Interest expense	231	15	36	—	36	4	26,377	—	—	26,663
Investment income	(5)	(17)	—	—	—	—	(190)	—	—	(212)

	578,432	276,076	239,408	57,252	296,660	34,244	80,937	482	(52,570)	1,214,261

Income from continuing operations before income taxes	$58,031	$6,147	$12,793	$14,647	$27,440	$1,699	$(80,937)	$(482)	$—	11,898

Provision for income taxes										5,070

Income from continuing operations										$6,828

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,015	$4,965	$707	$125	$832	$160	$10,967	$—	$—	$25,939
Development	14,334	843	—	—	—	—	—	—	—	15,177

	$23,349	$5,808	$707	$125	$832	$160	$10,967	$—	$—	$41,116

(a)	Includes costs of $5.5 million in connection with the closing of a TC hospital and a litigation charge of $0.7 million.
(b)	Includes $23.1 million of litigation charges.
(c)	Includes $0.3 million of severance and retirement costs.
(d)	Includes $0.6 million of severance and retirement costs and $0.5 million of costs associated with closing a home health location.
(e)	Includes $1.0 million of severance and retirement costs and $0.6 million of fees and charges associated with the modification of certain of the Company’s senior debt.
(f)	Includes a lease cancellation charge of $0.6 million incurred in connection with the closing of a TC hospital.

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Nine months ended September 30, 2013
		Nursing center division (a)	Rehabilitation division			Home health and hospice (a,e)		Transaction- related costs
	Hospital division (a,b)		Skilled nursing services (a,c)	Hospital services (a,d)	Total		Corporate (a,f)		Eliminations	Consolidated
Revenues	$1,909,629	$839,630	$749,884	$212,596	$962,480	$158,461	$—	$—	$(164,744)	$3,705,456

Salaries, wages and benefits	837,573	408,679	674,985	144,528	819,513	123,228	75,943	—	(411)	2,264,525
Supplies	201,579	40,178	2,346	90	2,436	6,840	639	—	—	251,672
Rent	153,021	76,144	3,555	55	3,610	3,534	1,806	—	—	238,115
Other operating expenses	476,508	297,405	48,524	11,999	60,523	20,543	53,245	1,665	(164,333)	745,556
Other (income) expense	77	(836)	219	59	278	18	(520)	—	—	(983)
Impairment charges	1,002	83	—	—	—	—	—	—	—	1,085
Depreciation and amortization	56,202	21,642	8,451	6,931	15,382	4,779	21,867	—	—	119,872
Interest expense	564	41	232	—	232	6	82,045	—	—	82,888
Investment income	(16)	(42)	(152)	—	(152)	—	(2,588)	—	—	(2,798)

	1,726,510	843,294	738,160	163,662	901,822	158,948	232,437	1,665	(164,744)	3,699,932

Income (loss) from continuing operations before income taxes	$183,119	$(3,664)	$11,724	$48,934	$60,658	$(487)	$(232,437)	$(1,665)	$—	5,524

Provision for income taxes										4,288

Income from continuing operations										$1,236

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$22,285	$15,662	$1,929	$108	$2,037	$1,056	$21,912	$—	$—	$62,952
Development	10,702	7	—	—	—	—	—	—	—	10,709

	$32,987	$15,669	$1,929	$108	$2,037	$1,056	$21,912	$—	$—	$73,661

	Nine months ended September 30, 2012
		Nursing center division (h)	Rehabilitation division			Home health and hospice
	Hospital division (g)		Skilled nursing services	Hospital services	Total		Corporate	Transaction- related costs	Eliminations	Consolidated
Revenues	$1,967,683	$846,608	$758,977	$219,670	$978,647	$93,247	$—	$—	$(161,034)	$3,725,151

Salaries, wages and benefits	864,779	418,487	682,940	155,404	838,344	68,829	92,783	(350)	(69)	2,282,803
Supplies	210,106	44,697	2,251	127	2,378	3,826	579	—	—	261,586
Rent	153,790	72,487	4,204	119	4,323	2,029	1,816	—	—	234,445
Other operating expenses	478,923	278,697	26,365	13,163	39,528	11,817	49,778	1,914	(160,965)	699,692
Other (income) expense	(347)	(978)	2	23	25	—	(8,179)	—	—	(9,479)
Impairment charges	636	379	—	—	—	—	—	—	—	1,015
Depreciation and amortization	59,247	21,123	8,223	6,975	15,198	2,960	22,901	—	—	121,429
Interest expense	810	52	36	—	36	4	79,044	—	—	79,946
Investment income	(46)	(39)	(1)	—	(1)	—	(667)	—	—	(753)

	1,767,898	834,905	724,020	175,811	899,831	89,465	238,055	1,564	(161,034)	3,670,684

Income from continuing operations before income taxes	$199,785	$11,703	$34,957	$43,859	$78,816	$3,782	$(238,055)	$(1,564)	$—	54,467

Provision for income taxes										22,926

Income from continuing operations										$31,541

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$28,455	$12,611	$1,602	$231	$1,833	$429	$33,476	$—	$—	$76,804
Development	35,572	2,603	—	—	—	—	—	—	—	38,175

	$64,027	$15,214	$1,602	$231	$1,833	$429	$33,476	$—	$—	$114,979

(a)	Includes one-time bonus costs of $20.4 million (hospital division—$8.0 million, nursing center division—$5.0 million, rehabilitation division—$6.3 million (skilled nursing rehabilitation services—$5.0 million and hospital rehabilitation services—$1.3 million), home health and hospice division—$0.8 million and corporate—$0.3 million).
(b)	Includes costs of $5.5 million in connection with the closing of a TC hospital and a litigation charge of $0.7 million.
(c)	Includes $23.1 million of litigation charges.
(d)	Includes $0.3 million of severance and retirement costs.
(e)	Includes $0.6 million of severance and retirement costs and $0.5 million of costs associated with closing a home health location.
(f)	Includes $1.0 million of severance and retirement costs and $2.0 million of fees and charges associated with the modification of certain of the Company’s senior debt.
(g)	Includes severance ($2.5 million), other miscellaneous costs ($1.1 million) and lease cancellation charges ($1.5 million) incurred in connection with the closing of a regional office and two TC hospitals and $5.0 million for employment-related lawsuits.
(h)	Includes $0.9 million incurred in connection with the cancellation of a sub-acute unit project.

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	104	103	102	102	102	102	102
Inpatient rehabilitation	5	5	5	5	5	5	5

	109	108	107	107	107	107	107

Number of licensed beds:
Transitional care	7,469	7,419	7,380	7,380	7,380	7,380	7,394
Inpatient rehabilitation	185	215	215	215	215	215	215

	7,654	7,634	7,595	7,595	7,595	7,595	7,609

Revenue mix %:
Medicare	63	62	61	63	63	61	59
Medicaid	6	6	6	6	5	6	7
Medicare Advantage	10	11	11	10	10	11	11
Commercial insurance and other	21	21	22	21	22	22	23
Admissions:
Medicare	10,767	9,989	9,831	9,936	10,649	9,756	9,266
Medicaid	925	919	915	839	685	744	789
Medicare Advantage	1,532	1,649	1,494	1,453	1,583	1,537	1,461
Commercial insurance and other	2,546	2,342	2,357	2,247	2,226	2,121	2,144

	15,770	14,899	14,597	14,475	15,143	14,158	13,660

Admissions mix %:
Medicare	68	67	68	69	70	69	68
Medicaid	6	6	6	6	5	5	6
Medicare Advantage	10	11	10	10	10	11	11
Commercial insurance and other	16	16	16	15	15	15	15
Patient days:
Medicare	264,930	250,081	244,189	248,315	261,311	241,790	230,780
Medicaid	32,848	30,568	33,671	31,697	28,776	30,447	31,608
Medicare Advantage	43,392	46,071	44,138	42,458	44,639	44,695	43,391
Commercial insurance and other	75,351	73,331	72,394	69,552	73,512	66,706	68,583

	416,521	400,051	394,392	392,022	408,238	383,638	374,362

Average length of stay:
Medicare	24.6	25.0	24.8	25.0	24.5	24.8	24.9
Medicaid	35.5	33.3	36.8	37.8	42.0	40.9	40.1
Medicare Advantage	28.3	27.9	29.5	29.2	28.2	29.1	29.7
Commercial insurance and other	29.6	31.3	30.7	31.0	33.0	31.5	32.0
Weighted average	26.4	26.9	27.0	27.1	27.0	27.1	27.4

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital division data (continued):
Revenues per admission:
Medicare	$39,802	$40,043	$39,423	$40,963	$39,956	$38,884	$39,078
Medicaid	42,937	42,150	41,591	43,487	51,441	48,141	51,891
Medicare Advantage	44,297	42,661	46,465	45,790	44,397	45,348	46,793
Commercial insurance and other	57,715	59,384	60,002	61,313	65,694	65,537	63,947
Weighted average	43,314	43,503	43,602	44,752	44,723	44,065	44,546
Revenues per patient day:
Medicare	$1,618	$1,599	$1,587	$1,639	$1,628	$1,569	$1,569
Medicaid	1,209	1,267	1,130	1,151	1,225	1,176	1,295
Medicare Advantage	1,564	1,527	1,573	1,567	1,574	1,559	1,576
Commercial insurance and other	1,950	1,897	1,954	1,981	1,989	2,084	1,999
Weighted average	1,640	1,620	1,614	1,652	1,659	1,626	1,625
Medicare case mix index (discharged patients only)	1.18	1.18	1.16	1.15	1.18	1.18	1.16
Average daily census	4,577	4,396	4,287	4,261	4,536	4,216	4,069
Occupancy %	68.3	64.9	63.9	63.6	67.5	62.5	60.0
Annualized employee turnover %	22.0	21.5	20.2	19.8	22.2	21.6	21.1
Nursing center division data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	99	99	99	98	98	98	98
Managed	4	4	4	4	4	4	4
Assisted living facilities	6	6	6	6	6	6	6

	109	109	109	108	108	108	108

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	12,747	12,795	12,795	12,741	12,741	12,741	12,741
Managed	485	485	485	485	485	485	485
Assisted living facilities	413	341	341	341	341	341	341

	13,645	13,621	13,621	13,567	13,567	13,567	13,567

Revenue mix %:
Medicare	35	35	34	35	35	34	33
Medicaid	36	37	37	37	36	36	39
Medicare Advantage	8	8	8	7	8	8	7
Private and other	21	20	21	21	21	22	21

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2012 Quarters				2013 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center division data (continued):
Patient days (a):
Medicare	184,273	178,799	173,627	170,509	175,642	166,291	161,181
Medicaid	548,718	549,131	554,260	549,053	533,317	533,032	542,265
Medicare Advantage	55,238	50,688	50,355	48,687	55,478	54,593	47,565
Private and other	238,158	232,488	238,386	239,446	228,210	228,875	228,698

	1,026,387	1,011,106	1,016,628	1,007,695	992,647	982,791	979,709

Patient day mix % (a):
Medicare	18	18	17	17	18	17	17
Medicaid	54	54	55	54	54	54	55
Medicare Advantage	5	5	5	5	5	6	5
Private and other	23	23	23	24	23	23	23
Revenues per patient day (a):
Medicare Part A	$504	$505	$515	$536	$525	$525	$524
Total Medicare (including Part B)	546	550	560	574	562	564	566
Medicaid	185	187	188	190	190	190	199
Medicaid (net of provider taxes) (b)	163	165	166	167	168	167	177
Medicare Advantage	427	421	422	429	427	431	427
Private and other	248	244	249	253	262	261	255
Weighted average	278	276	277	281	286	283	283
Average daily census (a)	11,279	11,111	11,050	10,953	11,029	10,800	10,649
Admissions (a)	11,538	10,646	10,482	10,814	11,475	10,708	10,387
Occupancy % (a)	83.7	82.6	82.0	81.5	82.2	80.5	79.4
Medicare average length of stay (a)	30.4	31.3	31.9	30.7	30.2	31.0	31.6
Annualized employee turnover %	38.4	40.4	39.8	39.6	41.0	43.8	43.5
Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	11	11	11	11	12	12	12
Non-affiliated	89	89	89	89	88	88	88
Sites of service (at end of period)	1,722	1,730	1,735	1,726	1,729	1,713	1,768
Revenue per site	$147,268	$146,347	$145,361	$141,690	$148,979	$144,968	$137,991
Therapist productivity %	80.3	80.4	80.5	80.5	81.1	80.4	80.4
Hospital rehabilitation services:
Revenue mix %:
Company-operated	34	33	33	33	33	34	34
Non-affiliated	66	67	67	67	67	66	66
Sites of service (at end of period):
Inpatient rehabilitation units	100	102	104	105	103	103	99
LTAC hospitals	125	125	123	123	123	123	122
Sub-acute units	19	20	20	21	8	8	7
Outpatient units	111	115	117	119	98	104	104
Other	5	5	5	5	—	—	—

	360	367	369	373	332	338	332

Revenue per site	$206,580	$200,006	$194,849	$198,150	$224,466	$206,441	$205,711
Annualized employee turnover %	19.6	16.9	17.3	16.9	10.4	13.2	14.0

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,
	2013		2012		2013		2012
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations:
As reported in Statement of Operations	$(20,373)	$(20,373)	$6,787	$6,787	$(16)	$(16)	$31,288	$31,288
Allocation to participating unvested restricted stockholders	—	—	(173)	(172)	—	—	(660)	(659)

Available to common stockholders	$(20,373)	$(20,373)	$6,614	$6,615	$(16)	$(16)	$30,628	$30,629

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$(21,609)	$(21,609)	$3,059	$3,059	$(24,287)	$(24,287)	$13,777	$13,777
Allocation to participating unvested restricted stockholders	—	—	(78)	(78)	—	—	(290)	(290)

Available to common stockholders	$(21,609)	$(21,609)	$2,981	$2,981	$(24,287)	$(24,287)	$13,487	$13,487

Loss on divestiture of operations:
As reported in Statement of Operations	$(65,016)	$(65,016)	$(2,280)	$(2,280)	$(77,893)	$(77,893)	$(3,806)	$(3,806)
Allocation to participating unvested restricted stockholders	—	—	58	58	—	—	80	80

Available to common stockholders	$(65,016)	$(65,016)	$(2,222)	$(2,222)	$(77,893)	$(77,893)	$(3,726)	$(3,726)

Income (loss) from discontinued operations:
As reported in Statement of Operations	$(86,625)	$(86,625)	$779	$779	$(102,180)	$(102,180)	$9,971	$9,971
Allocation to participating unvested restricted stockholders	—	—	(20)	(20)	—	—	(210)	(210)

Available to common stockholders	$(86,625)	$(86,625)	$759	$759	$(102,180)	$(102,180)	$9,761	$9,761

Net income (loss):
As reported in Statement of Operations	$(106,998)	$(106,998)	$7,566	$7,566	$(102,196)	$(102,196)	$41,259	$41,259
Allocation to participating unvested restricted stockholders	—	—	(193)	(192)	—	—	(870)	(869)

Available to common stockholders	$(106,998)	$(106,998)	$7,373	$7,374	$(102,196)	$(102,196)	$40,389	$40,390

Shares used in the computation:
Weighted average shares outstanding - basic computation	52,323	52,323	51,676	51,676	52,218	52,218	51,648	51,648

Dilutive effect of employee stock options		—		33		—		27

Adjusted weighted average shares outstanding - diluted computation		52,323		51,709		52,218		51,675

Earnings (loss) per common share:
Income (loss) from continuing operations	$(0.39)	$(0.39)	$0.13	$0.13	$—	$—	$0.59	$0.59
Discontinued operations:
Income (loss) from operations	(0.41)	(0.41)	0.05	0.05	(0.47)	(0.47)	0.26	0.26
Loss on divestiture of operations	(1.24)	(1.24)	(0.04)	(0.04)	(1.49)	(1.49)	(0.07)	(0.07)

Income (loss) from discontinued operations	(1.65)	(1.65)	0.01	0.01	(1.96)	(1.96)	0.19	0.19

Net income (loss)	$(2.04)	$(2.04)	$0.14	$0.14	$(1.96)	$(1.96)	$0.78	$0.78

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and nine months ended September 30, 2013 and 2012 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 29.6% and 15.5% for the three months ended September 30, 2013 and 2012, respectively, and 33.8% and 36.7% for the nine months ended September 30, 2013 and 2012, respectively. The change in the effective income tax rates between periods is attributable to certain charges that are non-deductible for income tax purposes.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months and nine months ended September 30, 2013 and 2012 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Detail of charges:
One-time bonus costs	$—	$—	($20,458)	$—
Severance, retirement and other costs	(2,353)	(51)	(2,353)	(4,527)
Costs associated with the closing of a TC hospital and a home health location	(6,043)	—	(6,043)	—
Litigation	(23,850)	—	(23,850)	(5,000)
Transaction costs	(613)	(482)	(1,665)	(1,564)
Lease cancellation charges (rent expense)	—	(596)	—	(1,515)
Senior debt modification charges (interest expense)	(96)	—	(1,461)	—

	(32,955)	(1,129)	(55,830)	(12,606)
Income tax benefit	9,747	175	18,885	4,622

Charges net of income taxes	(23,208)	(954)	(36,945)	(7,984)
Allocation to participating unvested restricted stockholders	—	24	—	168

Available to common stockholders	($23,208)	($930)	($36,945)	($7,816)

Weighted average diluted shares outstanding	52,323	51,709	52,218	51,675

Diluted loss per common share related to charges	($0.44)	($0.02)	($0.71)	($0.15)

Reconciliation of operating income before charges:
Operating income before charges	$145,495	$159,498	$497,970	$500,625
Detail of charges excluded from core operating results:
One-time bonus costs	—	—	(20,458)	—
Severance, retirement and other costs	(2,353)	(51)	(2,353)	(4,527)
Costs associated with the closing of a TC hospital and a home health location	(6,043)	—	(6,043)	—
Litigation	(23,850)	—	(23,850)	(5,000)
Transaction costs	(613)	(482)	(1,665)	(1,564)

	(32,859)	(533)	(54,369)	(11,091)

Reported operating income	$112,636	$158,965	$443,601	$489,534

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$2,835	$7,741	$36,929	$39,272
Charges net of income taxes	(23,208)	(954)	(36,945)	(7,984)

Reported income (loss) from continuing operations	($20,373)	$6,787	($16)	$31,288

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.05	$0.15	$0.68	$0.74
Charges net of income taxes	(0.44)	(0.02)	(0.71)	(0.15)
Other	—	—	0.03	—

Reported diluted income (loss) per common share from continuing operations	($0.39)	$0.13	$—	$0.59

Weighted average diluted shares used to compute diluted income per common share from continuing operations before charges	52,333	51,709	52,234	51,675

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	17.2%	40.3%	37.8%	41.1%
Impact of charges on effective income tax rate	14.3%	2.3%	39.8%	1.0%

Reported effective income tax rate	31.5%	42.6%	77.6%	42.1%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.1 million and $0.2 million for the three months ended September 30, 2013 and 2012, respectively, and $1.2 million and $0.8 million for the nine months ended September 30, 2013 and 2012, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended September 30, 2013
		Charges
	Before charges	Severance and retirement costs	Facility closing costs	Litigation	Transaction costs	Senior debt modification charges	Total	As reported
Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$118,517	$—	$(5,527)	$(700)	$—	$—	$(6,227)	$112,290
Nursing center division	30,368	—	(64)	—	—	—	(64)	30,304
Rehabilitation division:
Skilled nursing rehabilitation services	14,579	—	—	(23,150)	—	—	(23,150)	(8,571)
Hospital rehabilitation services	18,503	(288)	—	—	—	—	(288)	18,215

	33,082	(288)	—	(23,150)	—	—	(23,438)	9,644

Home health and hospice division	2,138	(601)	(452)	—	—	—	(1,053)	1,085
Corporate:
Overhead	(37,687)	(1,005)	—	—	—	(459)	(1,464)	(39,151)
Insurance subsidiary	(482)	—	—	—	—	—	—	(482)

	(38,169)	(1,005)	—	—	—	(459)	(1,464)	(39,633)
Impairment charges	(441)	—	—	—	—	—	—	(441)
Transaction costs	—	—	—	—	(613)	—	(613)	(613)

Operating income	145,495	(1,894)	(6,043)	(23,850)	(613)	(459)	(32,859)	112,636
Rent	(79,269)	—	—	—	—	—	—	(79,269)
Depreciation and amortization	(37,591)	—	—	—	—	—	—	(37,591)
Interest, net	(24,302)	—	—	—	—	(96)	(96)	(24,398)

Income (loss) from continuing operations before income taxes	4,333	(1,894)	(6,043)	(23,850)	(613)	(555)	(32,955)	(28,622)
Provision (benefit) for income taxes	744	(743)	(2,111)	(6,470)	(205)	(218)	(9,747)	(9,003)

	$3,589	$(1,151)	$(3,932)	$(17,380)	$(408)	$(337)	$(23,208)	$(19,619)

	Three months ended September 30, 2012
		Charges
	Before charges	Severance and other	Transaction costs	Lease cancellation charges	Total	As reported
Income from continuing operations:
Operating income (loss):
Hospital division	$130,848	$(50)	$—	$—	$(50)	$130,798
Nursing center division	37,866	(1)	—	—	(1)	37,865
Rehabilitation division:
Skilled nursing rehabilitation services	16,996	—	—	—	—	16,996
Hospital rehabilitation services	16,977	—	—	—	—	16,977

	33,973	—	—	—	—	33,973

Home health and hospice division	3,645	—	—	—	—	3,645
Corporate:
Overhead	(45,883)	—	—	—	—	(45,883)
Insurance subsidiary	(545)	—	—	—	—	(545)

	(46,428)	—	—	—	—	(46,428)
Impairment charges	(406)	—	—	—	—	(406)
Transaction costs	—	—	(482)	—	(482)	(482)

Operating income	159,498	(51)	(482)	—	(533)	158,965
Rent	(78,716)	—	—	(596)	(596)	(79,312)
Depreciation and amortization	(41,304)	—	—	—	—	(41,304)
Interest, net	(26,451)	—	—	—	—	(26,451)

Income from continuing operations before income taxes	13,027	(51)	(482)	(596)	(1,129)	11,898
Provision for income taxes	5,245	(20)	76	(231)	(175)	5,070

	$7,782	$(31)	$(558)	$(365)	$(954)	$6,828

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Nine months ended September 30, 2013
		Charges
	Before charges	One-time bonus	Severance and retirement costs	Facility closing costs	Litigation	Transaction costs	Senior debt modification charges	Total	As reported
Income from continuing operations:
Operating income (loss):
Hospital division	$408,156	$(8,037)	$—	$(5,527)	$(700)	$—	$—	$(14,264)	$393,892
Nursing center division	99,234	(4,966)	—	(64)	—	—	—	(5,030)	94,204
Rehabilitation division:
Skilled nursing rehabilitation services	52,012	(5,052)	—	—	(23,150)	—	—	(28,202)	23,810
Hospital rehabilitation services	57,463	(1,255)	(288)	—	—	—	—	(1,543)	55,920

	109,475	(6,307)	(288)	—	(23,150)	—	—	(29,745)	79,730

Home health and hospice division	9,718	(833)	(601)	(452)	—	—	—	(1,886)	7,832
Corporate:
Overhead	(126,153)	(315)	(1,005)	—	—	—	(459)	(1,779)	(127,932)
Insurance subsidiary	(1,375)	—	—	—	—	—	—	—	(1,375)

	(127,528)	(315)	(1,005)	—	—	—	(459)	(1,779)	(129,307)
Impairment charges	(1,085)	—	—	—	—	—	—	—	(1,085)
Transaction costs	—	—	—	—	—	(1,665)	—	(1,665)	(1,665)

Operating income	497,970	(20,458)	(1,894)	(6,043)	(23,850)	(1,665)	(459)	(54,369)	443,601
Rent	(238,115)	—	—	—	—	—	—	—	(238,115)
Depreciation and amortization	(119,872)	—	—	—	—	—	—	—	(119,872)
Interest, net	(78,629)	—	—	—	—	—	(1,461)	(1,461)	(80,090)

Income from continuing operations before income taxes	61,354	(20,458)	(1,894)	(6,043)	(23,850)	(1,665)	(1,920)	(55,830)	5,524
Provision for income taxes	23,173	(8,030)	(743)	(2,111)	(6,629)	(618)	(754)	(18,885)	4,288

	$38,181	$(12,428)	$(1,151)	$(3,932)	$(17,221)	$(1,047)	$(1,166)	$(36,945)	$1,236

	Nine months ended September 30, 2012
		Charges
					Lease
	Before	Severance		Transaction	cancellation		As
	charges	and other	Litigation	costs	charges	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$422,757	$(3,535)	$(5,000)	$—	$—	$(8,535)	$414,222
Nursing center division	106,615	(910)	—	—	—	(910)	105,705
Rehabilitation division:
Skilled nursing rehabilitation services	47,455	(36)	—	—	—	(36)	47,419
Hospital rehabilitation services	50,964	(11)	—	—	—	(11)	50,953

	98,419	(47)	—	—	—	(47)	98,372

Home health and hospice division	8,775	—	—	—	—	—	8,775
Corporate:
Overhead	(133,299)	(35)	—	—	—	(35)	(133,334)
Insurance subsidiary	(1,627)	—	—	—	—	—	(1,627)

	(134,926)	(35)	—	—	—	(35)	(134,961)
Impairment charges	(1,015)	—	—	—	—	—	(1,015)
Transaction costs	—	—	—	(1,564)	—	(1,564)	(1,564)

Operating income	500,625	(4,527)	(5,000)	(1,564)	—	(11,091)	489,534
Rent	(232,930)	—	—		(1,515)	(1,515)	(234,445)
Depreciation and amortization	(121,429)	—	—	—	—	—	(121,429)
Interest, net	(79,193)	—	—	—	—	—	(79,193)

Income from continuing operations before income taxes	67,073	(4,527)	(5,000)	(1,564)	(1,515)	(12,606)	54,467
Provision for income taxes	27,548	(1,660)	(1,833)	(574)	(555)	(4,622)	22,926

	$39,525	$(2,867)	$(3,167)	$(990)	$(960)	$(7,984)	$31,541

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Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

The Company recognizes that free cash flows excluding certain items is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and other financing activities. In addition, management uses free cash flows in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 39.3% for the three months and nine months ended September 30, 2013 and 38.8% for the three months and nine months ended September 30, 2012 .

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by operating activities	$110,750	$141,489	$189,217	$191,087
Less routine capital expenditures	(23,152)	(25,939)	(62,952)	(76,804)

Adjusted net cash flows provided by operating activities	87,598	115,550	126,265	114,283
Less:
Development capital expenditures	(3,235)	(15,177)	(10,709)	(38,175)
Payment of cash dividends	(6,499)	—	(6,499)	—

	(9,734)	(15,177)	(17,208)	(38,175)

Free cash flows including certain items	77,864	100,373	109,057	76,108
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
One-time employee bonus	—	—	26,345	—
Lenders fees related to senior debt modifications	4,589	—	6,189	—
Transaction costs	6,362	1,366	8,550	2,472
Severance and retention	686	245	1,655	2,115
Lease cancellation	—	1,515	—	3,265
Benefit of reduced income tax payments resulting from certain payments	(4,567)	(1,212)	(16,775)	(3,043)

	7,070	1,914	25,964	4,809

Free cash flows excluding certain items	$84,934	$102,287	$135,021	$80,917

- MORE -

Kindred Healthcare Reports Third Quarter Results

November 5, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2013 and 2014—Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	As of November 5, 2013				As of August 5, 2013
	2013 (a)		2014 (a)		2013 (a)
	Low	High	Low	High	Low	High
Operating income	$657	$665	$726	$744	$797	$813

Rent	323	323	339	339	392	392
Depreciation and amortization	159	159	165	165	192	192
Interest, net	103	103	106	106	109	109

Income from continuing operations before income taxes	72	80	116	134	104	120
Provision for income taxes	28	31	46	53	43	49

Income from continuing operations	44	49	70	81	61	71
Earnings attributable to noncontrolling interests	(2)	(2)	(12)	(12)	(1)	(1)

Income from continuing operations attributable to the Company	42	47	58	69	60	70
Allocation to participating unvested restricted stockholders	(1)	(1)	(2)	(2)	(2)	(2)

Available to common stockholders	$41	$46	$56	$67	$58	$68

Earnings per diluted share	$0.78	$0.88	$1.05	$1.25	$1.10	$1.30
Shares used in computing earnings per diluted share	52.3	52.3	53.2	53.2	52.5	52.5

(a)	The earnings guidance excludes the effect of (1) a one-time employee bonus distributed in the first quarter of 2013, (2) changes in estimates related to pending litigation, (3) the early lease termination payment to Ventas, (4) costs associated with the closure of a hospital and a home health location, (5) costs associated with certain severance and retirement benefits, (6) any transaction-related costs, (7) charges associated with the modification of certain of the Company’s senior debt, (8) any other reimbursement changes, (9) any further acquisitions or divestitures (unless otherwise noted), (10) any impairment charges, and (11) any repurchases of common stock.

- END -